Exhibit 10.2

ASSIGNMENT

It is hereby agreed as of  November 8, 2006 (the “Effective Date”) by and between ARTISTdirect, Inc., a Delaware corporation (the “Company”), the parties identified on Schedule A hereto (collectively, “Assignors”), and The Longview Fund, L.P. (“Longview” or “Assignee”), that in consideration of the sums described on Schedule A hereto, and for such good and other valuable consideration paid by Longview to Assignors, Longview is succeeding to the rights and responsibilities of Assignors with respect to Convertible Subordinated Notes in the amounts described on Schedule A hereto (“Notes”) issued by the Company pursuant to a Securities Purchase Agreement dated July 28, 2005, and such related documents together with accrued interest.  The Company and Assignors acknowledge and agree that the outstanding principal balances of the Notes are as described on Schedule A.

For the benefit of the Company and Assignors, Longview as to itself hereby makes all of the representations and warranties made in the Securities Purchase Agreement and related documents by Assignors as if such representations were made by Longview as of the Effective Date.  Without limiting the foregoing sentence, Longview specifically represents and warrants to the Assignors as follows:

1.1           Capacity; Authority; Validity.  Longview has all necessary capacity, power and authority to enter into this Assignment and the Funds Escrow Agreement dated as of the date hereof and to perform all the obligations to be performed by the Assignment and Funds Escrow Agreement.  This Assignment and the Funds Escrow Agreement have been duly authorized, executed and delivered by Longview and each constitute the legal, valid and binding obligation of Longview, enforceable against Longview in accordance with their respective terms.

1.2           No Violation of Law or Agreement.  Neither the execution or delivery of this Assignment or the Funds Escrow Agreement by Longview, nor the consummation of the transaction contemplated thereby by Longview, will violate any judgment, order, writ, decree, law, rule or regulation or agreement applicable to Longview.

1.3           No Consents.  All consents, approvals or authorizations of, or registrations, filings or declarations with, any governmental authority or any other person, if any, required in connection with the purchase of the Notes by Longview, have been obtained by Longview and are in full force and effect.

For the benefit of the Company and Longview, the Assignors as to themselves hereby make all of the representations and warranties made in the Securities Purchase Agreement and related documents by the Assignors as if such representations were made by the Assignors as of the Effective Date.  Without limiting the foregoing sentence, the Assignors specifically represent and warrant to Longview as follows:

2.1           Capacity; Authority; Validity.  The Assignors have all necessary capacity, power and authority to enter into this Assignment and the Funds Escrow Agreement dated as of the date hereof and to perform all the obligations to be performed by the Assignment and Funds Escrow Agreement.  This Assignment and the Funds Escrow Agreement have been duly authorized, executed and delivered by the Assignors and each constitute the legal, valid and binding obligation of the Assignors, enforceable against the Assignors in accordance with their respective terms.

2.2           No Violation of Law or Agreement.  Neither the execution or delivery of this Assignment or the Funds Escrow Agreement by the Assignors, nor the consummation of the transaction contemplated thereby by the Assignors, will violate any judgment, order, writ, decree, law, rule or regulation or agreement applicable to the Assignors.

2.3           No Consents.  All consents, approvals or authorizations of, or registrations, filings or declarations with, any governmental authority or any other person, if any, required in connection with the purchase of the Notes by the Assignors, have been obtained by the Assignors and are in full force and effect.

Assignors represent that, as of the Effective Date, the Notes being assigned hereby are not subject to any lien, charge or other encumbrance.

The parties hereby agree that Longview shall be deemed the party in lieu of Assignors in the Securities Purchase Agreement, and such related documents, but only in relation to the amount of Notes being transferred hereby.

Pursuant to Section 19(a) of the Notes, the Company agrees to reissue to Longview a Note to reflect the transfer and present outstanding balances as described on Schedule A hereto; provided, however, that, in accordance with Section 2(f) of the Securities Purchase Agreement, the Company shall not be obligated to reissue a Note pursuant to this paragraph until Assignors have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that said Notes to be sold and transferred hereby may be sold or transferred pursuant to an exemption from registration under the Securities Act of 1933, as amended (“Transfer Opinion”).

The parties further acknowledge and agree that except as specifically provided in this Assignment and the attached Supplemental Agreement and Acknowledgement, the Notes shall remain unchanged in all respects.

Grushko & Mittman, P.C. is instructed by Longview and the Assignors to take all actions, release all documents and transfer funds held by Grushko & Mittman, P.C. to effectuate the above transactions.

“Company”
ARTISTDIRECT, INC.

By:	/s/ Robert N. Weingarten
	Name:	Robert N. Weingarten
	Title:	Chief Financial Officer

“Assignor”	“Assignee”
JLF PARTNERS I, LP	JLF PARTNERS II, LP

By:	/s/ H. Tran		By:	/s/ H. Tran
	Name:	H. Tran		Name:	H. Tran
	Title:	CFO		Title:	CFO

“Assignor”	“Assignee”
JLF OFFSHORE FUND, LTD.	THE LONGVIEW FUND, L.P.

By:	/s/ H. Tran		By:	/s/ S. Michael Rudolph
	Name:	H. Tran		Name:	S. Michael Rudolph
	Title:	CFO		Title:	CFO – Investment Advisor

ACKNOWLEDGED:

GRUSHKO & MITTMAN, P.C.

By:	/s/ Barbara R. Mittman

SCHEDULE A TO ASSIGNMENT

NAME OF ASSIGNOR	FACE VALUE OF NOTES BEING ASSIGNED	ISSUANCE DATE OF NOTES BEING ASSIGNED	BALANCE ON NOTES BEING ASSIGNED	PURCHASE PRICE OF NOTE
JLF PARTNERS I, LP	$593,000.00	July 28, 2005	$306,000.00	$493,999.23
JLF PARTNERS II, LP	$44,000.00	July 28, 2005	$17,000.00	$41,999.23
JLF OFFSHORE FUND, LTD.	$863,000.00	July 28, 2005	$376,000.00	$861,999.24